Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (“Amendment”) is effective as of August 11, 2021 (the “Effective Date”), and made and entered into by and among Novan, Inc., a Delaware corporation with its principal place of business in Durham County, North Carolina (the “Company”) and John M. Gay (“Executive”). Throughout the remainder of this Agreement, the Company and Executive may be collectively referred to as the “Parties”.

WHEREAS, the Company and Executive entered into the Employment Agreement (the “Employment Agreement”), effective September 23, 2020, under which Executive is currently serving as the Company’s Chief Financial Officer;

WHEREAS, the Company wishes to enhance Executive’s contractual rights to severance benefits in light of the value of Executive’s services to the Company, and Executive wishes to be entitled to such benefits; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to provide this change.

NOW, THEREFORE, the Company and Executive, intending to be legally bound, and for good and valuable consideration, hereby agree to the following:

1.    AMENDMENT TO SECTION 6(b)(i) OF THE EMPLOYMENT AGREEMENT. Section 6(b)(i) of the Employment Agreement is modified by deleting the existing Section 6(b)(i) and replacing it with a new Section 6(b)(i) as follows:

“(i)    Payment of “Severance Pay” in an amount equal to (i) twelve (12) months of Executive’s current Base Salary, plus (ii) a prorated Annual Bonus calculated at the minimum target level for the calendar year in which the Separation Date occurs based on the percentage of the calendar year actually worked by Executive as of the Separation Date (both (i) and (ii) referred to herein collectively as “Regular Severance Pay”). All applicable withholdings required by law or authorized by Executive shall be withheld from Severance Pay. Severance Pay shall be paid in equal installments paid over the 12-month period (the “Regular Severance Period”) following Executive’s Separation Date pursuant to the Company’s standard payroll practices and procedures applicable to Executive immediately prior to Executive’s separation from service and such payments shall commence on the first such payroll date on or following the 10th day after the date on which the Effective Release becomes effective and non-revocable, as provided in Section 6(a)(iv); provided, however, that if the 60th day following Executive’s termination from employment occurs in the year following the year of Executive’s termination, then the payments shall commence no earlier than January 1 of such subsequent year, and the first such installment payment may include any payments missed due to any delay under this Section 6(b)(i);”

2.    DEFINITIONS. All terms used in this Amendment shall have the same definitions as used in the Employment Agreement, unless otherwise provided herein. All references to the “Employment Agreement” shall include all modifications made by this Amendment, unless provided otherwise.

3.    COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures affixed thereto were on the same instrument.

4.    EFFECT OF AMENDMENT. This Amendment is effective as of the Effective Date set forth above. Except as specifically amended herein, the Employment Agreement remains in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the day and year written below.

NOVAN, INC.

/s/ Paula Brown Stafford
Paula Brown Stafford
Chairman, President and Chief Executive Officer

DATE: 10 Aug 2021

JOHN M. GAY

/s/ John M. Gay

DATE: 8/11/2021

[Signature Page of First Amendment to Employment Agreement]